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                                                                    Exhibit 10.2

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                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                             ALPHA NR HOLDING, INC.,

                               ANR HOLDINGS, LLC,

                          ALPHA NATURAL RESOURCES, LLC

        and certain other Subsidiaries of Alpha Natural NR Holding, Inc.

                                   in favor of

   CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

                          Dated as of October 26, 2005

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                                TABLE OF CONTENTS

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
SECTION 1. DEFINED TERMS.................................................     1
     1.1.  Definitions...................................................     1
     1.2.  Other Definitional Provisions.................................     9

SECTION 2. GUARANTEE.....................................................     9
     2.1.  Guarantee.....................................................     9
     2.2.  Rights of Reimbursement, Contribution and Subrogation.........    10
     2.3.  Amendments, etc. with respect to the Borrower Obligations.....    12
     2.4.  Guarantee Absolute and Unconditional..........................    12
     2.5.  Reinstatement.................................................    13
     2.6.  Payments......................................................    13
     2.7.  Subordination.................................................    13

SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER
           COLLATERAL....................................................    13

SECTION 4. REPRESENTATIONS AND WARRANTIES................................    15
     4.1.  Representations in Credit Agreement...........................    15
     4.2.  Title; No Other Liens.........................................    15
     4.3.  Perfected First Priority Liens. ..............................    16
     4.4.  Name; Jurisdiction of Organization, etc.......................    16
     4.5.  Inventory and Equipment.......................................    16
     4.6.  Farm Products.................................................    17
     4.7.  Investment Property...........................................    17
     4.8.  Receivables...................................................    18
     4.9.  Intellectual Property.........................................    18
     4.10. Letters of Credit and Letter of Credit Rights.................    19
     4.11. Commercial Tort Claims........................................    19
     4.12. Contracts.....................................................    19

SECTION 5. COVENANTS.....................................................    20
     5.1.  Covenants in Credit Agreement.................................    20
     5.2.  Delivery and Control of Instruments, Chattel Paper, Negotiable
           Documents, Investment Property and Deposit Accounts...........    20
     5.3.  Maintenance of Insurance......................................    22
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     5.4.  Payment of Obligations........................................    23
     5.5.  Maintenance of Perfected Security Interest; Further
           Documentation.................................................    23
     5.6.  Changes in Locations, Name, Jurisdiction of Incorporation,
           etc...........................................................    24
     5.7.  Notices.......................................................    24
     5.8.  Investment Property...........................................    24
     5.9.  Receivables...................................................    25
     5.10. Intellectual Property.........................................    26
     5.11. Contracts.....................................................    28
     5.12. Commercial Tort Claims........................................    28

SECTION 6. REMEDIAL PROVISIONS...........................................    28
     6.1.  Certain Matters Relating to Receivables.......................    28
     6.2.  Communications with Obligors; Grantors Remain Liable..........    29
     6.3.  Pledged Securities............................................    29
     6.4.  Proceeds to be Turned Over To Collateral Agent................    31
     6.5.  Application of Proceeds.......................................    31
     6.6.  Code and Other Remedies.......................................    32
     6.7.  Registration Rights...........................................    33
     6.8.  Deficiency....................................................    34

SECTION 7. THE COLLATERAL AGENT..........................................    34
     7.1.  Collateral Agent's Appointment as Attorney-in-Fact, etc.......    34
     7.2.  Duty of Collateral Agent......................................    36
     7.3.  Execution of Financing Statements.............................    36
     7.4.  Authority of Collateral Agent.................................    36
     7.5.  Appointment of Co-Collateral Agents...........................    36

SECTION 8. MISCELLANEOUS.................................................    36
     8.1.  Amendments in Writing.........................................    36
     8.2.  Notices.......................................................    37
     8.3.  No Waiver by Course of Conduct; Cumulative Remedies...........    37
     8.4.  Enforcement Expenses; Indemnification.........................    37
     8.5.  Successors and Assigns........................................    37
     8.6.  Set-Off.......................................................    37
     8.7.  Counterparts..................................................    38
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     8.8.  Severability..................................................    38
     8.9.  Section Headings..............................................    38
     8.10. Integration...................................................    38
     8.11. APPLICABLE LAW................................................    38
     8.12. Submission to Jurisdiction; Waivers...........................    38
     8.13. Acknowledgments...............................................    39
     8.14. Additional Grantors...........................................    39
     8.15. Releases......................................................    39
     8.16. WAIVER OF JURY TRIAL..........................................    40

Exhibits, Annexes and Schedules

Annex 1            Form of Assumption Agreement
Schedule 4.3       Perfected First Priority Liens
Schedule 4.4       Name; Jurisdiction of Organization
Schedule 4.5(a)    Locations of Inventory and Equipment
Schedule 4.5(b)    Locations of active mine portal sites or preparation plants and As-Extracted Collateral
Schedule 4.7(a)    Pledged Stock, etc.
Schedule 4.7(b)    Pledged Debt, etc.
Schedule 4.7(c)    Securities Accounts, Commodities Accounts and Deposit
                   Accounts
Schedule 4.8(b)    Securities Accounts, Commodities Accounts and Deposit
                   Accounts
Schedule 4.9(a)    Intellectual Property
Schedule 4.9(c)    Intellectual Property subject to License or Franchise
                   Agreement
Schedule 4.9(e)    Licensed Intellectual Property
Schedule 4.9(h)    Necessary Acts not performed, Fees not paid in connection
                   with Intellectual Property
Schedule 4.10      Letters of Credit and Letter of Credit Rights
Schedule 4.11      Commercial Tort Claims
Schedule 4.12(h)   Material Contracts with Governmental Authority
Schedule 8.2       Notices
Exhibit A          Form of Acknowledgment and Consent
Exhibit B-1        Form of Intellectual Property Security Agreement
Exhibit B-2        Form of After-Acquired Intellectual Property Security
                   Agreement
Exhibit C          Form of Account Control Agreement
Exhibit D          Form of Commodity Contract


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          GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 26, 2005, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity and together with its successors, the "Administrative Agent") and as collateral agent (in such capacity and together with its successors, the "Collateral Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 26, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Alpha NR Holding, Inc., a Delaware corporation ("Holdings"), Alpha Natural Resources, LLC, a Delaware limited liability company (the "Borrower"), the Lenders party thereto, the Administrative Agent, UBS Securities LLC, as syndication agent (in such capacity, the "Syndication Agent"), the co-documentation agents signatory thereto (the "Co-Documentation Agents"), Citigroup Global Markets Inc. and UBS Securities LLC as joint lead arrangers and joint book managers (collectively, in such capacities, the "Joint Lead Arrangers"), and (ii) the other Secured Parties (as hereinafter defined).

                                   WITNESSETH:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes (after giving effect to the Acquisition) each other Grantor;

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and to induce the Joint Lead Arrangers, the Administrative Agent, the Co-Documentation Agents, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

          1.1. Definitions.

          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms shall have the meanings given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account,

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Commodity Contract, Commodity Intermediary, Documents, Deposit Account,
Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

          (b) The following terms shall have the following meanings:

          "Administrative Agent" shall have the meaning assigned to such term in the preamble.

          "Agents" shall mean the Administrative Agent and the Collateral Agent.

          "Agreement" shall mean this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

          "Borrower" shall have the meaning assigned to such term in the preamble.

          "Borrower Obligations" shall mean the collective reference to the due and punctual payment or performance, when due, of the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of amounts drawn under Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Grantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Grantors to the Joint Lead Arrangers, to any Agent or to any Lender (or, in case of Specified Swap Agreements, any Lender or any Affiliate of any Lender or any Agent or any Affiliate of any Agent), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Joint Lead Arrangers, to any Agent or to any Lender that are required to be paid by any Grantor pursuant to the Credit Agreement or any other Loan Document) or otherwise; provided, that (i) obligations of Holdings, the Borrower or any other Loan Party under any Specified Swap Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as the other obligations under the Loan Documents are so secured and guaranteed, (ii) any release of collateral or guarantors effected in the manner permitted by the Credit Agreement or any other Loan Document shall not require the consent of holders of obligations under Specified Swap Agreements and (iii) the amount of secured obligations under any Specified Swap Agreements shall not exceed the net amount, including any net termination payments, that would be required to be paid to the counterparty to such Specified Swap Agreement on the date of termination of such Specified Swap Agreement.

          "Co-Documentation Agents" shall have the meaning assigned to such term in the preamble.

          "Collateral" shall have the meaning assigned to such term in Section
     3.


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          "Collateral Account" shall mean (i) any collateral account established by the Collateral Agent as provided in Section 6.1, 6.3 or 6.4 or (ii) any cash collateral account established as provided in Section 2.05(j) of the Credit Agreement.

          "Collateral Account Funds" shall mean, collectively, the following: all funds (including all trust monies), investments (including all Permitted Investments) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Collateral.

          "Collateral Agent" shall have the meaning assigned to such term in the preamble.

          "Contracts" shall mean all contracts and agreements between any Grantor and any other person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate, and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

          "Copyright Licenses" shall mean any Contract naming any Grantor as licensor or licensee (including those listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

          "Copyrights" shall mean (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (iii) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

          "Credit Agreement" shall have the meaning assigned to such term in the preamble.

          "Dollars" or "$" shall mean lawful money of the United States of America.

          "Excluded Assets" shall mean any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the


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

     extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above.

          "Excluded Equity Interests" shall mean (i) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement need not be satisfied by reason of Section 5.09(f) of the Credit Agreement, (ii) any Equity Interests of a Subsidiary to the extent that, as of the Closing Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on such Equity Interests, (iii) any Equity Interests of a Subsidiary of a Guarantor acquired after the Closing Date if, and to the extent that, and for so long as, (A) a pledge of such Equity Interests would violate applicable law or any contractual obligation binding upon such Subsidiary and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding upon such Subsidiary in contemplation of or in connection with the acquisition of such Subsidiary (provided that the foregoing clause (B) shall not apply in the case of a joint venture, including a joint venture that is a Subsidiary), (iv) any Equity Interests of a person that is not directly or indirectly a Subsidiary, (v) to the extent applicable law requires that a Subsidiary of such Grantor issue directors' qualifying shares, such shares or nominee or other similar shares, or (vi) more than 65% of the total outstanding voting Equity Interests of a Foreign Subsidiary.

          "General Intangibles" shall mean all "general intangibles" as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder and (iv) all rights of such Grantor to terminate and to perform and compel performance and to exercise all remedies thereunder.

          "Grantors" shall have the meaning assigned to such term in the preamble.

          "Guarantor Obligations" shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors" shall mean the collective reference to each Grantor other than the Borrower.

          "Holdings" shall have the meaning assigned to such term in the preamble.


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

          "Insurance" shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

          "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intellectual Property Collateral" shall mean that portion of the Collateral that constitutes Intellectual Property.

          "Intercompany Note" shall mean any promissory note evidencing loans made by any Grantor to Holdings, the Borrower or any of the Subsidiaries, including any Subordinated Intercompany Debt.

          "Investment Property" shall mean the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any issued and outstanding voting stock of any Foreign Subsidiary excluded from the definition of "Pledged Equity Interests") including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not otherwise constituting "investment property", all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

          "Issuers" shall mean the collective reference to each issuer of a Pledged Security.

          "Joint Lead Arrangers" shall have the meaning assigned to such term in the preamble.

          "Lenders" shall have the meaning assigned to such term in the preamble.

          "Licensed Intellectual Property" shall have the meaning assigned to such term in Section 4.9(a).

          "Material Contract" shall mean any Contract or other arrangement to which any Grantor is a party that is material to all of the Grantors and their subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

          "New York UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Obligations" shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.


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

          "Owned Intellectual Property" shall have the meaning assigned to such term in Section 4.9(a).

          "Patent License" shall mean any Contract providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).

          "Patents" shall mean (i) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time),
     (ii) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, all improvements thereof, including any of the foregoing listed in
     Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

          "person" shall mean any natural person, corporation, trust, business trust, joint venture, joint stock company, association company, limited liability company, partnership, Governmental Authority or other entity.

          "Pledged Collateral" shall mean the collective reference to the Pledged Commodity Contracts, the Pledged Securities and the Pledged Security Entitlements.

          "Pledged Commodity Contracts" shall mean all commodity contracts listed on Schedule 4.7(c) (as such schedule may be amended from time to time) and all other commodity contracts to which any Grantor is party from time to time.

          "Pledged Debt Securities" shall mean all debt securities now owned or hereafter acquired by any Grantor, including the debt securities listed on
     Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time), together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

          "Pledged LLC Interests" shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 4.7(a) hereto under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and, subject to
     Section 6.3, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided, however, "Pledged LLC Interests" shall not include any "Excluded Equity Interests".


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

          "Pledged Notes" shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.7(b) (as such schedule may be amended or supplemented from time to time), and all Intercompany Notes at any time issued to or held by any Grantor .

          "Pledged Partnership Interests" shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.7(a) hereto under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and, subject to Section 6.3, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing; provided, however, "Pledged Partnership Interests" shall not include any "Excluded Equity Interests".

          "Pledged Securities" shall mean the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

          "Pledged Security Entitlements" shall mean all security entitlements with respect to the financial assets listed on Schedule 4.7(c) (as such schedule may be amended from time to time) and all other security entitlements of any Grantor.

          "Pledged Stock" shall mean all shares of capital stock now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.7(a) hereto under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and, subject to Section 6.3, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, that "Pledged Stock" shall not include any "Excluded Equity Interests".

          "Pledged Trust Interests" shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4.7(a) hereto under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and, subject to Section 6.3, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing; provided, however, "Pledged Trust Interests" shall not include any "Excluded Equity Interests".

          "Proceeds" shall mean all "proceeds" as such term is defined in
     Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

          "Qualified Counterparty" shall mean, with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into, was a Lender, an Agent or an Affiliate of a Lender or an Agent.

          "Receivable" shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

          "Secured Parties" shall mean, collectively, the Joint Lead Arrangers, the Agents, the Lenders and, with respect to any Specified Swap Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of
     Article VIII of the Credit Agreement as if it were a Lender party thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Guarantor under this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Specified Swap Agreement" shall mean any Swap Agreement (a) entered into by (i) Holdings, the Borrower or any of the Subsidiaries and (ii) any Lender or any Affiliate thereof or any Agent or any Affiliate thereof, or any person that was a Lender or an Affiliate thereof or an Agent or Affiliate thereof when such Swap Agreement was entered into as counterparty and (b) which has been designated by such Lender or Agent and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by Holdings, the Borrower or such Subsidiary, as a Specified Swap Agreement; provided that the designation of any Swap Agreement as a Specified Swap Agreement shall not create in favor of any Lender or Affiliate thereof or any Agent or any Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement.

          "Syndication Agent" shall have the meaning assigned to such term in the preamble.

          "Trademark License" shall mean any Contract providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).

          "Trademarks" shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time),
     (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing, (iv) other source or business identifiers, designs and general intangibles of a like nature and (v) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

          "Trade Secret License" shall mean any Contract providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 4.9(a) (as such schedule may be amended or supplemented from time to time).

          "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how (all of the foregoing being collectively called a "Trade Secret"), whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such Trade Secret, the right to sue for past, present and future infringements of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

          1.2. Other Definitional Provisions. (a) (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to the specific provisions of this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

          (d) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be, in each case, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

          (e) The words "include", "includes" and "including", and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase "without limitation".

          (f) All references to the Lenders herein shall, where appropriate, include any Lender, any Agent or any Joint Lead Arranger or, in the case of any Lender or Agent, any Affiliate thereof that is a party to a Specified Swap Agreement.

                              SECTION 2. GUARANTEE

          2.1. Guarantee. Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

          (b) If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement,
(ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other person entitled, under such laws, to enforce the provisions thereof.

          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations (other than Obligations in respect of any Specified Swap Agreement), notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

          (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Swap Agreement) are paid in full, no letter of credit shall be outstanding under the Credit Agreement and all commitments to extend credit under the Credit Agreement shall have been terminated or have expired.

          2.2. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:(a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower or a letter of credit issued for the account of the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other person, including any other Grantor or its property.

          (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

          (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this
Section 2.2) to any security interest that may then be held by the Administrative Agent or the Collateral Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent or the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent or the Collateral Agent.

          (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

          (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

          (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to
Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

          2.3. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

          2.4. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability (including pursuant to the effect of any law, regulation, decree or order of any Governmental Authority) of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee (including any non-perfection or release of any collateral security or any release of any guarantee) or any right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          2.5. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          2.6. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent as specified in the Credit Agreement.

          2.7. Subordination.

          (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 2.2 and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Section 2.2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

          (b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

               SECTION 3. GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL

          (a) Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the personal property of such Grantor, including the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

               (i)  all Accounts;

               (ii) all As-Extracted Collateral

               (iii) all Chattel Paper;

               (iv) all Collateral Accounts and all Collateral Account Funds;

               (v)  all Commercial Tort Claims specifically described on
                    Schedule 4.11;

               (vi) all Contracts;

               (vii) all Deposit Accounts;

               (viii) all Documents;

               (ix) all Equipment;

               (x)  all Fixtures;

               (xi) all General Intangibles;

               (xii) all Goods;

               (xiii) all Instruments;

               (xiv) all Insurance;

               (xv) all Intellectual Property;

               (xvi) all Inventory;

               (xvii) all Investment Property;

               (xviii) all Letters of Credit and Letter of Credit Rights;

               (xix) all Money;

               (xx) all Securities Accounts;

               (xxi) to the extent not otherwise included in clause (ii) above, all coal and other minerals severed or extracted from the ground of the Grantor (including all severed or extracted coal purchased, acquired or obtained from other persons), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such coal or other minerals are in raw form or processed for sale and regardless of whether or not any Grantor had an interest in the coal or other minerals before extraction or severance;

               (xxii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

               (xxiii) to the extent not otherwise included, all other property, whether tangible or intangible, of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any person with respect to any of the foregoing;

          provided that, notwithstanding any other provision set forth in this
Section 3, this Agreement shall not, at any time, constitute a grant of a security interest in, or an assignment of, and "Collateral" shall not include
(x) Excluded Equity Interests and any other assets with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement need not be satisfied by reason of Sections 5.09(f), (y) any Letter of Credit Rights to the extent a Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, or (z) any Excluded Assets.

          (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the contracts and agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

               SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Joint Lead Arrangers, the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

          4.1. Representations in Credit Agreement. In the case of each Guarantor (other than Holdings), the representations and warranties set forth in
Article III of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower's or Holdings' knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor's knowledge.

          4.2. Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another person, except for (a) Liens expressly permitted by Section 6.02 of the Credit Agreement or arising by operation of law and (b) Liens with respect to which termination statements (or similar release documents) have been delivered to the Collateral Agent for termination or release on the Closing Date. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement, (ii) filings in respect of which termination statements (or similar release documents) have been delivered to the Collateral Agent for termination or release on the Closing Date, (iii) with respect to Liens expressly permitted by Section 6.02 of the Credit Agreement and (iv) filings with the

United States Patent and Trademark Office and United States Copyright Office providing public notice of a Grantor's rights to the patents, trademarks, and copyrights specified in such filings.

          4.3. Perfected First Priority Liens. The security interest granted pursuant to this Agreement (a) constitutes a legal and valid security interest in the Collateral in favor of the Collateral Agent securing the payment and performance of the Obligations and (b) upon completion of the filings and other actions specified on Schedule 4.3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been prepared by or delivered to the Collateral Agent, or an agent or representative on its behalf, in duly completed and duly executed form (which shall include the name of the record owner of all real estate if other than such Grantor and real estate descriptions sufficient to enable the Collateral Agent to record financing statements in the real property records, in such jurisdictions identified on Schedule 4.3, sufficient to perfect a security interest in all As-Extracted Collateral arising from any Grantor's mining activities), as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute a perfected security interest in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof, in which a security interest may be perfected (i) by filing, recording or registering a financing statement pursuant to the Uniform Commercial Code, (ii) upon receipt and recording of a security agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, or
(iii) by delivering such Collateral to the Collateral Agent, such security interest will be prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 6.02 of the Credit Agreement or arising by operation of law.

          4.4. Name; Jurisdiction of Organization, etc. On the date of this Agreement, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on
Schedule 4.4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. As of the date of this Agreement, except as otherwise set forth on Schedule 4.4, (i) the jurisdiction of each such Grantor's organization of formation is required to maintain a public record showing the Grantor to have been organized or formed; and (ii) no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) since the later of its formation or acquisition by the Borrower or, to the knowledge of the Borrower, within the five-year period prior to its formation or acquisition by the Borrower and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another person, which has not heretofore been terminated (or on the date of this Agreement will be terminated).

          4.5. Inventory and Equipment. On the date of this Agreement, the locations of the Inventory and the Equipment (other than mobile goods) included in the Collateral are listed on Schedule 4.5(a). Within the four months preceding execution of this Agreement, such Grantor has not changed the location where a material portion of its Equipment and Inventory is located that is included in the Collateral except as otherwise disclosed on Schedule 4.5(a).

          (b) On the date of this Agreement, except for those locations listed on Schedule 4.5(a) where (i) mining equipment may be, from time to time, in the possession of a third party in order to be repaired or rebuilt or (ii) coal inventory may be, from time to time, stored on a temporary basis prior to being transported to customers, none of the Inventory or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

          4.6. Farm Products. As of the date of this Agreement, none of the Collateral constitutes, or is the Proceeds of, Farm Products.

          4.7. Investment Property.

          (a) Schedule 4.7(a) hereto sets forth under the headings "Pledged Stock," "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, (i) all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor on the date of this Agreement and required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement and (ii) the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof represented by such Pledged Equity Interests. The Pledged Stock issued by any Grantor (or, to the knowledge of the Borrower, the Pledged Stock issued by any other person to a Grantor) has been duly and validly issued and is fully paid and non-assessable, and all other Pledged Equity Interests are owned by such Grantor free and clear of all Liens (other than Liens created hereunder).

          (b) Schedule 4.7(b) sets forth under the heading "Pledged Debt Securities" or "Pledged Notes" each of the Pledged Debt Securities and Pledged Notes owned by any Grantor, on the date of this Agreement, with a value in excess of $1,000,000 and, in the case of Pledged Debt Securities and Pledged Notes issued by any Grantor (or, in the case of any other Pledged Debt Securities and Pledged Notes, to the knowledge of the Borrower) all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and are legal, valid and binding obligations of the issuers thereof enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and are not in default..

          (c) Schedule 4.7(c) hereto sets forth under the headings "Securities Accounts," "Commodities Accounts," and "Deposit Accounts" respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest, as of the date of this Agreement, and in which the value of each such account is in excess of $5,000,000. Each Grantor is the sole entitlement holder or customer of each such account and no Grantor has consented to or is otherwise aware of any person having "control" (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any Securities Account, Commodity Account, Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.

          (d) The terms of all Pledged LLC Interests in the Borrower expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code as from time to time in effect in the State of Delaware.

          (e) The terms of any uncertificated Pledged LLC Interests and Pledged Partnership Interests in any limited liability company or partnership controlled by any Grantor and pledged hereunder shall not provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of each Issuer thereof (as such term is defined in the Uniform Commercial Code in effect in such jurisdiction). There shall be no certificated Pledged LLC Interests or Pledged Partnership Interests which provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the "issuer's jurisdiction" of each Issuer thereof, unless all certificates relating thereto have been delivered to the Collateral Agent pursuant to the terms hereof.

          (f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property and Deposit Accounts pledged by it hereunder.

          4.8. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable with a value in excess of $5,000,000 is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent (other than checks received in the ordinary course of business) or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.

          (b) As of the date of this Agreement, none of the obligors on any Receivables with a value in excess of $5,000,000 that are included in the Collateral is a Governmental Authority, except as set forth on Schedule 4.8(b).

          (c) Each Receivable that is included in the Collateral on the date of this Agreement (i) to such Grantor's knowledge, is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) to such Grantor's knowledge, is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns, setoffs and allowances in the ordinary course of business with respect to nonconforming products) and (iv) to such Grantor's knowledge, is and will be in compliance with all applicable laws and regulations.

          4.9. Intellectual Property. (a) Schedule 4.9(a) lists, as of the date of this Agreement, all Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the "Owned Intellectual Property"). Except as set forth in Schedule 4.9(a), as of the date of this Agreement, such Grantor owns such Owned Intellectual Property and is otherwise entitled to use, and grant to others the right to use, all such Owned Intellectual Property subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below. Such Grantor has a valid and enforceable right to use all Intellectual Property material to its business, but which it does not own (collectively, the "Licensed Intellectual Property").

          (b) On the date of this Agreement, all Owned Intellectual Property and, to such Grantor's knowledge, all Licensed Intellectual Property, in each case, which is material to the Borrower and its Subsidiaries, taken as a whole (collectively, the "Material Intellectual Property"), is valid, subsisting, unexpired and enforceable and has not been abandoned. Neither the operation of such Grantor's business as currently conducted or as contemplated to be conducted nor the use of the Material Intellectual Property in connection therewith materially conflicts with, infringes, misappropriates, dilutes, misuses or otherwise materially violates the intellectual property rights of any other person.

          (c) Except as set forth in Schedule 4.9(c), on the date of this Agreement, (i) none of the Material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor and (ii) there are no other agreements, obligations, orders or judgments which impair the use of any Material Intellectual Property.

          (d) As of the date of this Agreement, such Grantor is not aware of any uses of any item of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

          (e) With respect to each Copyright License, Trademark License, Trade Secret License and Patent License which is included within the Material Intellectual Property, as of the date of this Agreement: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other person (other than ANR Inc., Holdings or the Subsidiaries) any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

          (f) Except as set forth in Schedule 4.9(g), as of the date of this Agreement, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Material Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright that is included in the Material Intellectual Property.

          (g) As of the date of this Agreement, none of the Trade Secrets that are included within the Material Intellectual Property have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other person; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

          (h) Such Grantor has made all filings and recordations necessary to adequately protect its interest in its Material Intellectual Property, including recordation of its interests in the Patents and Trademarks included within the Material Intellectual Property with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights included within the Material Intellectual Property with the United States Copyright Office and in corresponding national and international copyright offices.

          4.10. Letters of Credit and Letter of Credit Rights. As of the date of this Agreement, no Grantor is a beneficiary or assignee under any Letter of Credit other than the Letters of Credit described on Schedule 4.10.

          4.11. Commercial Tort Claims. No Grantor has any Commercial Tort Claims as of the date of this Agreement individually or in the aggregate in excess of $1,000,000.

          4.12. Contracts.

          (a) As of the date of this Agreement, each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the Grantor party thereto and (to the best of such Grantor's knowledge) each other party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) As of the date hereof, the right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any valid defenses, rights of recoupment or claims other than as set forth on the schedules to the Credit Agreement.

          (c) As of the date of this Agreement, neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Material Contracts is in material default in the performance or observance of any of the material terms thereof.

          (d) Such Grantor has delivered or made available to the Collateral Agent or its representatives a complete and correct copy of each Material Contract, including all amendments, supplements and other modifications thereto through the date of this Agreement.

          (e) No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $5,000,000 is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent (other than checks received in the ordinary course of business) or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.

          (f) As of the date of this Agreement, none of the parties to any Material Contract is a Governmental Authority, except as set forth on Schedule 4.12(f).

                              SECTION 5. COVENANTS

          Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Swap Agreement) shall have been paid in full, no letter of credit issued under the Credit Agreement shall be outstanding, and all commitments to extend credit under the Credit Agreement shall have expired or been terminated:

          5.1. Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

          5.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts.

               (a) If any of the Collateral is or shall become evidenced or represented by (i) any Certificated Security or (ii) any Instrument, Negotiable Document or Tangible Chattel Paper (in each case in clause (ii), with a value in excess of $5,000,000), such Certificated Security, Negotiable Document, Tangible Chattel Paper or such Instrument (other than checks received in the ordinary course of business), shall be promptly delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

               (b) If any of the Collateral is or shall become "Electronic Chattel Paper" with a value in excess of $5,000,000, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable and unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

               (c) If any Collateral is or shall become evidenced or represented by an Uncertificated Security of an Issuer that is a Subsidiary, such Grantor shall cause the Issuer thereof, or, if any Collateral is or shall become evidenced or represented by an Uncertificated Security of any other person, such Grantor shall, upon the Collateral Agent's reasonable request and following the occurrence of an Event of Default, use commercially reasonable efforts to cause such person, either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit A, and such actions shall be taken on or prior to the Closing Date with respect to any Uncertificated Securities owned as of the Closing Date by any Grantor that are required to be included in the Collateral pursuant to the Collateral and Guarantee Requirement.

               (d) Each Grantor shall (i) use commercially reasonable efforts to ensure that it maintains (Securities Entitlements, Securities Accounts and Deposit Accounts, in each case with a value in excess of $5,000,000, only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be substantially in the form of Exhibit C or such other agreement that is reasonably acceptable to the Collateral Agent and (ii) not grant control of any Securities Entitlements, Securities Accounts and Deposit Accounts to any person other than the Collateral Agent and the bank with which such of the foregoing is maintained.

               (e) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract in excess of $5,000,000, such Grantor shall use commercially reasonable efforts to cause the Commodity Intermediary with respect to such Commodity Contract to as promptly as is reasonably practicable to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit D or such other agreement that is reasonably acceptable to the Collateral Agent.

               (f) In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property that is required to be pledged hereunder is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall, in the case of an Issuer that is a Subsidiary, and, in all other cases, shall use commercially reasonable efforts to, take such additional actions, including causing the issuer to register the pledge on its books and records, as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

               (g) In the case of any transferable Letters of Credit in excess of $5,000,000 individually or in the aggregate, each Grantor shall, upon the reasonable request of the Collateral Agent and following an Event of Default, use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter of Credit to the Collateral Agent. In the case of any other Letter of Credit Rights in excess of $5,000,000 individually or in the aggregate each Grantor shall, upon the reasonable request of the Collateral Agent and following an Event of Default, use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related Letter of Credit in accordance with Section 5-114(c) of the New York UCC.

          5.3. Maintenance of Insurance.(a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its insurable property (including all Equipment and Vehicles but excluding coal inventories) in at least such amounts and against at least such risks as are usually insured against in the same general area by similarly-sized companies engaged in the same or a similar business; and furnish to the Collateral Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, to the extent obtainable on commercially reasonable terms, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement of all such property and consequential loss coverage for business interruption and extra expense (and such other business interruption expenses as are otherwise generally available to similarly-sized companies in similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Collateral Agent may reasonably approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof (or, in the case of the failure to pay premiums with respect to such insurance policies, ten days prior written notice thereof), (ii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.

               (b) Such Grantor will deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date,
     (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) promptly, notice of any cancellation or nonrenewal of coverage by such Grantor and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $5,000,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

               (c) Upon the request of the Collateral Agent (but no more than one time each fiscal year unless an Event of Default has occurred and is continuing), the Borrower shall deliver to the Secured Parties a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

          5.4. Payment of Obligations. Such Grantor shall pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the affected Grantor, as applicable, shall have set aside on its books reserves, if any, required in accordance with GAAP with respect thereto.

          5.5. Maintenance of Perfected Security Interest; Further Documentation.(a) Subject to the provisions of Section 8.15 and to the rights of such Grantor under the Loan Documents to dispose of Collateral, such Grantor shall maintain each of the security interests created by this Agreement and shall defend such security interest against the claims and demands of all persons whomsoever, and the priority of such security interest against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

               (b) Such Grantor shall furnish to the Secured Parties from time to time an updated Perfection Certificate or such other statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

               (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall (i) promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, in each case with a value in excess of $5,000,000 (or such other applicable value threshold as may be set forth in the covenants above with respect to a specific type of Collateral), use commercially reasonable efforts to take any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement substantially in the form attached hereto as Exhibit C or such other agreement that is reasonably acceptable to the Collateral Agent. The Collateral Agent agrees with the Grantors that the Collateral Agent shall not give any entitlement orders or instructions or directions to any issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or after giving effect to any such withdrawal or dealing rights, would occur.

          5.6. Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor shall promptly notify the Collateral Agent in writing of any change
(i) in its corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Such Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Such Grantor agrees not to effect or permit any change referred to in the first sentence of this Section, unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral, for the ratable benefit of the Secured Parties. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed.

               If a Grantor shall acquire any interest in any active mine site or any preparation plant or any As-Extracted Collateral then in each case unless (a) such mine site or preparation plant is included on Schedule 4.5(b) hereto, such Grantor shall (i) provide notice thereof to the Collateral Agent within 20 Business Days of such acquisition, together with a supplement to Schedule 4.5(b) reflecting such acquisition, (ii) deliver to the Collateral Agent a fully completed financing statement in appropriate form for filing covering such As-Extracted Collateral (which financing statements shall include the name of the record owner of the real estate if other than the Grantor and real estate descriptions sufficient to enable the Collateral Agent to record the financing statements in the appropriate real property records) and (iii) reimburse the Collateral Agent for all related filing fees and any recording or stamp taxes due in connection with such filings.

          5.7. Notices. Such Grantor shall advise the Collateral Agent promptly, in reasonable detail, of:

               (a) any Lien (other than any Lien expressly permitted by Section
     6.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

               (b) of the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          5.8. Investment Property.(a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests in any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall, to the extent required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement, accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall, subject to Section 6.03, be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, and subject to Section 6.03, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

               (b) Without the prior written consent of the Collateral Agent, such Grantor shall not, except, in each case, as expressly permitted by the Credit Agreement (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein, or (ii) create, incur or permit to exist any Lien on any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or as permitted pursuant to the Credit Agreement.

               (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and (d) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or (d) or 6.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

          5.9. Receivables.(a) Other than in the ordinary course of business consistent with its past practice or standard industry practice or as otherwise permitted by the Credit Agreement, such Grantor shall not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof,
     (iii) release, wholly or partially, any person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof, in each case without the Collateral Agent's prior written consent.

               (b) Such Grantor shall deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables that are included in the Collateral.

               (c) Each Grantor shall perform and comply in all material respects with all of its obligations with respect to the Receivables.

          5.10. Intellectual Property.(a) Such Grantor shall (and shall use commercially reasonable efforts to cause its licensees to), with respect to each of its Trademarks that is included within the Material Intellectual Property, (i) continue to use such Trademark as appropriate in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not knowingly do any act or omit to do any act whereby such Trademark may become invalidated or impaired in any way.

               (b) Such Grantor shall not knowingly do any act, or omit to do any act (and shall use commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act), whereby any Patent owned by such Grantor that is included within the Material Intellectual Property shall become forfeited, abandoned or dedicated to the public.

               (c) Such Grantor shall (and will use its commercially reasonable efforts to cause its licensees to) (i) employ each Copyright that is included within the Material Intellectual Property and (ii) shall not knowingly do any act or omit to do any act (and shall use commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any material portion of such Copyrights may become invalidated, impaired or fall into the public domain.

               (d) Such Grantor shall not knowingly (and shall use commercially reasonable efforts to prevent its licensees from) doing any act that uses any Material Intellectual Property to materially infringe, misappropriate or violate the intellectual property rights of any other person.

               (e) Such Grantor shall (and shall use commercially reasonable efforts to cause its licensees to) use proper statutory notice in connection with the use of the Material Intellectual Property.

               (f) Such Grantor shall notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

               (g) Promptly upon such Grantor's acquisition or creation of any copyrightable work, invention, trademark or other similar property that is material to the business of the Borrower and its Subsidiaries, taken as a whole, apply for registration thereof with the United states Copyright Office, the United States Patent and Trademark Office and any other appropriate office. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of the Borrower and its Subsidiaries, taken as a whole, with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within 20 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Secured Parties' security interest in any such Copyright, Patent, Trademark or other Intellectual Property of such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

               (h) Such Grantor shall take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to the business of the Borrower and its Subsidiaries, taken as a whole, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

               (i) Such Grantor shall not (and shall take commercially reasonable steps to ensure its licensees do not), without the prior written consent of the Collateral Agent, discontinue use of or otherwise abandon any of the Material Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Material Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Collateral Agent in accordance herewith.

               (j) In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall
     (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Material Intellectual Property and
     (ii) if such Material Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

               (k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property that is material to the business of the Borrower and its Subsidiaries, taken as a whole, but which is not, as of the Closing Date, a part of the

     Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within 20 Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within 20 Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) with an amended Schedule 4.9(a) and take the actions specified in 5.9(m).

               (l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

               (m) Such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority.

               (n) Such Grantor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets that are included in the Material Intellectual Property.

          5.11. Contracts.(a) Such Grantor shall perform and comply in all material respects with of all its obligations under the Material Contracts.

          5.12. Commercial Tort Claims. Such Grantor shall advise the Collateral Agent promptly of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $5,000,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent to grant a security interest in such Commercial Tort Claim to the Collateral Agent for the ratable benefit of the Secured Parties.

                         SECTION 6. REMEDIAL PROVISIONS

          6.1. Certain Matters Relating to Receivables. (a) After the occurrence of an Event of Default, the Collateral Agent shall have the right (but shall in no way be obligated) to make test verifications of the Receivables that are included in the Collateral using reasonable procedures that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.. At any time upon the occurrence and during the continuation of an Event of Default, upon the Collateral Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Collateral Agent's direction and control, and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Receivables and any


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

Supporting Obligation and diligently exercise in its commercial judgment each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in
Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (c) After the occurrence and during the continuance of an Event of Default, at the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including all original orders, invoices and shipping receipts.

          6.2. Communications with Obligors; Grantors Remain Liable. (a) (a) The Collateral Agent in its own name or in the name of others may, at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

          (b) The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default, (i) notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Collateral Agent therein and (ii) upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Collateral Agent;

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform in its commercial judgment all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          6.3. Pledged Securities. (a) (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted
(i) to receive any and all cash dividends, interest, principal and other distributions paid on or distributed with respect to Pledged Securities, in each case to the extent permitted in the Credit

Agreement, and (ii) to exercise all voting and consensual rights and powers with respect to the Pledged Securities; provided, however, that such Grantor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Equity Interests, if such action would have a material adverse effect on the value of any Pledged Equity Interests or would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this paragraph (a).

          (b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the relevant Grantors: (i) all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request in connection with the exercise of such rights and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein for such purpose. Notwithstanding the foregoing, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to continue to exercise voting and/or consensual rights with respect to the Pledged Equity.

          (c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the relevant Grantors of the Collateral Agent's intention to exercise its rights hereunder, all distributions that such Grantor is authorized to receive pursuant to clause (a) of the Section shall cease and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.5.

          (d) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from


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

such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent.

          (e) After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, (i) the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a) of the Section and that remain in each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to paragraph (a) above and that remain in such account and (ii) each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of the paragraph (a) above.

          6.4. Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Permitted Investments, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, following notice to the Borrower from the Collateral Agent forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

          6.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

               (i) first, to pay interest on and then principal of any portion of the Revolving Facility Loans that the Agents may have advanced on behalf of any Lender for which the Agents have not then been reimbursed by such Lender or the Borrower;

               (ii) second, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agents;

               (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

               (iv) fourth, to pay Obligations in respect of any fees then due to the Agents, the Lenders and the Issuing Banks;

               (v) fifth, to pay interest then due and payable in respect of the Loans and Letters of Credit;

               (vi) sixth, to pay or prepay principal amounts on the Loans and obligations to reimburse matured Letters of Credit and to provide cash collateral for the aggregate undrawn face amount of all Letters of Credit outstanding at such time in the manner described in Section 2.05(j) of the Credit Agreement and to amounts owing with respect to Swap Agreements, ratably to the aggregate principal amount of such Loans, obligations to reimburse matured Letters of Credit and Obligations owing with respect to Swap Agreements; and

               (vii) seventh, to the ratable payment of all other Obligations;

          provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Secured Obligation described in any of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of the Agent's and each Lender's or Issuing Bank's interest in the aggregate outstanding Obligations described in such clauses; provided, however, that payments that would otherwise be allocated to the Revolving Facility Lenders shall be allocated first to repay Swingline Loans until such Loans are repaid in full and then to repay the Revolving Facility Loans. The order of priority set forth in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above may at any time and from time to time be changed by the agreement of the Required Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuing Bank or by any other Person that is not a Lender or Issuing Bank. The order of priority set forth in clauses (i), (ii), (iii) and (iv) above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Required Lenders. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no letters of credit issued under the Credit Agreement shall be outstanding and the Commitments under the Credit Agreement shall have terminated or expired shall be paid over the Borrower or to whomsoever may be lawfully entitled to receive the same.

          6.6. Code and Other Remedies.(a) If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

          (b) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including
Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

          (c) In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

          6.7. Registration Rights. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (b) Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent desires to sell any of the Pledged Collateral at a public or private sale, it will, upon the written request of the Collateral Agent, use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable requirements of law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

          6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency. THE
                                COLLATERAL AGENT

          7.1. Collateral Agent's Appointment as Attorney-in-Fact, etc(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

               (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

               (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

               (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

               (iv) execute, in connection with any sale provided for in Section
     6.7 or 6.8, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

               (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to promptly comply therewith.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Facility Loans that are ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          7.2. Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of the powers granted to them herein, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.7.3. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security documents or as "all assets" or "all personal property," whether now owned or hereafter existing or acquired or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          7.4. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          7.5. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

                            SECTION 8. MISCELLANEOUS

          8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent, subject to any consents required under Section 9.08 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent in a written instrument executed by the Collateral Agent.

          8.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.

          8.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          8.4. Enforcement Expenses; Indemnification.(a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

          (b) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.

          (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any attempted assignment without such consent shall be null and void.

          8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

          8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          8.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          8.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          8.13. Acknowledgments. Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

          8.14. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.09 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          8.15. Releases.(a) At such time as the Loans and the other Obligations (other than Obligations in respect of any Specified Swap Agreement) shall have been paid in full, the commitments under the Credit Agreement have been terminated or expired and no letter of credit issued under the Credit Agreement shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor (other than Holdings) shall be released from its obligations hereunder in the event that all the Equity Interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          (c) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor's rights under
Section 9-509(d)(2) of the New York UCC.

          8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        ALPHA NATURAL RESOURCES, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Name: Vaughn R. Groves
                                        Title: Vice President


                                        ALPHA NR HOLDING, INC.


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Name: Vaughn R. Groves
                                        Title: Vice President


                                        ANR HOLDINGS, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Name: Vaughn R. Groves
                                        Title: Vice President


                                        ALPHA LAND AND RESERVES, LLC


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Name: Vaughn R. Groves
                                        Title: President

                                        ALPHA NATURAL RESOURCES CAPITAL CORP.
                                        ALPHA COAL SALES CO., LLC
                                        ALPHA NATURAL RESOURCES SERVICES, LLC
                                        ALPHA TERMINAL COMPANY, LLC
                                        AMFIRE, LLC
                                        AMFIRE HOLDINGS, INC.
                                        AMFIRE MINING COMPANY, LLC
                                        AMFIRE WV, L.P.
                                           by AMFIRE Holdings, Inc., as general
                                           partner
                                        BLACK DOG COAL CORP.
                                        BROOKS RUN MINING COMPANY, LLC
                                        BUCHANAN ENERGY COMPANY, LLC
                                        CALLAWAY NATURAL RESOURCES, Inc.
                                        DICKENSON-RUSSELL COAL COMPANY, LLC
                                        ENTERPRISE MINING COMPANY, LLC
                                        ESPERANZA COAL CO., LLC
                                        GTTC, LLC
                                        HERNDON PROCESSING COMPANY, LLC
                                        KEPLER PROCESSING COMPANY, LLC
                                        KINGWOOD MINING COMPANY, LLC
                                        LITWAR PROCESSING COMPANY, LLC
                                        MATE CREEK ENERGY, LLC
                                        MAXXIM REBUILD CO., LLC
                                        MAXXIM SHARED SERVICES, LLC
                                        MAXXUM CARBON RESOURCES, LLC
                                        MCDOWELL-WYOMING COAL COMPANY, LLC
                                        NATCOAL LLC
                                        NICEWONDER CONTRACTING, INC.
                                        PARAMONT COAL COMPANY VIRGINIA, LLC
                                        POWERS SHOP, LLC
                                        PREMIUM ENERGY, LLC
                                        RIVERSIDE ENERGY COMPANY, LLC
                                        SOLOMONS MINING COMPANY
                                        TWIN STAR MINING, INC.
                                        VIRGINIA ENERGY COMPANY, LLC
                                        WHITE FLAME ENERGY, INC.


                                        By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                        Name: Vaughn R. Groves
                                        Title: Vice President

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                                        CITICORP NORTH AMERICA, INC.,
                                        as Administrative Agent and
                                        Collateral Agent


                                        By: /s/ Daniel J. Miller
                                            ------------------------------------
                                        Name: Daniel J. Miller
                                        Title: Vice President